 Exhibit 99.3

RIO BRAVO OIL, INC., PAN AMERICAN OIL COMPANY, LLC THE PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

UNAUDITED PRO FORMA BALANCE SHEET AND PRO FORMA STATEMENTS OF OPERATIONS

On February 13, 2012, the Company has entered into a Share Exchange Agreement (“SEA”) with Pan American Oil Company, LLC (“Pan American”), whereby Pan American became a wholly-owned subsidiary of the Company. The SEA with Pan American resulted in the Company acquiring said interests, assets and properties that are within the working fields and the Company will then have the ability to manage the capital spending with respect to the exploitation of those properties. The consideration for the purchase of the Pan American assets was the issuance 5,500,000 shares of the Series A Convertible Preferred Stock and the assumption of certain debt and liabilities aggregating approximately $3,017,250 in exchange for a 100% ownership interest in Pan American.

Before the Rio Bravo Oil, Inc. acquisition of Pan American, in July 2011, Pan American entered into an agreement to purchase all of the rights, interest and obligations associated with the Luling Edwards Field from Rio Bravo Oil, LLC, a company related through common ownership to Pan American, for approximately $1.5 million which was to close by November 30, 2011. Subsequently Pan American, LLC and Rio Bravo entered into a verbal agreement to amend the sale agreement to extend the closing until such time as the Company had fully funded the amended purchase price, and to include the Bateman Field assets and to increase the purchase price to $1.7 million in cash and $3 million in preferred equity. Pan American and Rio Bravo Oil, LLC amended the agreement again in February 2012 such that Pan American agreed to acquire all of the rights, interest and obligations associated with the Luling Edwards Field for $1.6 million and it also acquired an option to acquire the assets associated with the Bateman formation for $375,000 and which expired on March 31, 2012. The agreement was consummated on February 13, 2012. In March 2012, Pan American notified Rio Bravo Oil, LLC that it would not exercise its option for the Bateman formation assets.

The pro forma balance sheet and statements of operations reflects preliminary estimates and assumptions based on the information available at the time of preparation, including, but not limited to, the preliminary estimates of the amortization and depreciation of intangible assets and property, plant and equipment based on the fair value estimates of assets and liabilities. The pro forma statement of operations is not necessarily indicative of what the companies’ results of operations actually would have been had the Acquisition been completed at the date indicated. The pro forma statement of operations should be read in conjunction with:

•	the accompanying notes to the pro forma condensed combined balance sheet and statements of operations; and

•	the financial statements of Rio Bravo Oil, Inc. as of and for the year ended September 30, 2011 included in a Form 10K Annual Report and for the three month period ended December 31, 2011, included in a Form 10Q Quarterly Report previously filed with the SEC.

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Pro Forma

As of December 31, 2011
See Accompanying Notes

	Historical
			Properties
		Pan	Acquired			Pan Am
		American	from		Pan Am	&Prop Acq		Inc
	Rio Bravo	Oil	Rio Bravo		Pro Forma	Pro Forma		Pro Forma	Pro Forma
	Oil, Inc.	Company, LLC	Oil, LLC		Adjustments	Combined		Adjustments	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	172,500	5,159				5,159			177,659
Prepaid expenses	852	10,000				10,000			10,852
Prepaid drilling costs	-	149,704				149,704			149,704
TOTAL CURRENT ASSETS	173,352	164,863	-		-	164,863		-	338,215
FIXED ASSETS
Proved oil and gas property		617,082	4,251		-	621,333	F	5,866,747	6,488,080
Furniture, fixtures and equipment			412,044	A	(116,255)	295,789			295,789
Accumulated depreciation			(116,255)	A	116,255	-			-
TOTAL FIXED ASSESTS	-	617,082	300,040		-	917,122		5,866,747	6,783,869

OTHER ASSETS
Interest receivable – related party		8,633		B	(7,625)	1,008			1,008
Advances receivable – related party		1,429,736		B	(927,736)	502,000			502,000

	173,352	2,220,314	300,040		(935,361)	1,584,993		5,866,747	7,625,092

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts Payable		17,776				17,776	G	(17,776)	-
Accounts Payable - related party			513,652			513,652	G	(513,652)	-
Accrued Expense	8,797	37,670	92,264	C	(92,264)	37,670	G	(37,670)	8,797
Advances payable – related party		87,000	927,736	B	(927,736)	87,000			87,000
Accrued interest - related party			7,625	B	(7,625)	-			-
Purchase price of Rio Bravo Assets payable				D	146,029	146,029	G	(146,029)	-
Fees payable associated with the closing of transaction							H	350,000	350,000
Loan from former director	3,332					-			3,332
Loan from stockholder	199,395					-			199,395
Leasehold purchase consideration payable		500,000				500,000	G	(500,000)	-
Bridge notes payable		1,855,000				1,855,000			1,855,000
TOTAL CURRENT LIABILITIES	211,524	2,497,446	1,541,277		(881,596)	3,157,127		(865,127)	2,503,524

NON CURRENT LIABILITIES
Asset Retirement Obligation	-	4,782	4,958			9,740			9,740

TOTAL LIABILITIES	211,524	2,502,228	1,546,235		(881,596)	3,166,867		(865,127)	2,513,264

Commitments and contingencies	-	-	-		-	-		-	-

Series A redeemable preferred stock							F	5,500,000	5,500,000

Stockholders' Deficit
Common Stock, $0.001 par value, 120,000,000 Authorized 95,250,000 Issued and outstanding shares	95,250					-			95,250
Series A Preferred Stock, $0.001 par value, 30,000,000 Authorized, 5,500,000 outstanding						-			-
Additional paid-in capital	-					-			-
Deficit accumulated during the development stage	(133,422)					-	H	(350,000)	(483,422)
Members' deficit accumulated in the exploratory stage		(281,914)	(1,246,195)	E	1,246,195	(1,581,874)	I	281,914	-
				A	(1,299,960)		F	1,299,960
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	173,352	2,220,314	300,040		(935,361)	(1,584,993)		5,866,747	7,625,092

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Pro Forma

Three Months Ended December 31, 2011
See Accompanying Notes

	Historical
			Properties
		Pan	Acquired
		American	from
	Rio Bravo	Oil	Rio Bravo		Pro Forma	Pro Forma
	Oil, Inc.	Company, LLC	Oil, LLC		Adjustments	Combined

Operating Expenses
Lease operating and workover expenses			38,751			38,751
Depreciation			14,716			14,716
General and administrative - related party		70,000				70,000
General and administrative	41,240	87,801	18,282			147,323
Impairment of oil and gas interests			(155,105)			(155,105)

Total operating expenses	41,240	157,801	(83,356)		-	115,685

Loss from operations	(41,240)	(157,801)	83,356		-	(115,685)

Other Income and expense
Interest expense	(145)	(26,805)	(7,841)	J	7,625	(27,166)
Interest income		8,632	-	J	(7,625)	1,007

Total other income	(145)	(18,173)	(7,841)		-	(26,159)

Net Loss	(41,385)	(175,974)	75,515		-	(141,844)

Pro forma earnings per share
basic and diluted loss per share						(0.00)
basic and diluted weighted average common
shares outstanding						95,250,000

P-3

Pro Forma

Year Ended September 30, 2011
See Accompanying Notes

	Historical
			Properties
		Pan	Acquired
		American	from
	Rio Bravo	Oil	Rio Bravo	Pro Forma	Pro Forma
	Oil, Inc.	Company, LLC	Oil, LLC	Adjustments	Combined

Operating Expenses
Lease operating and workover expenses			26,881		26,881
Depreciation			58,270		58,270
General and administrative - related party			-		-
General and administrative	19,346	105,874	73,023		198,243
Impairment of oil and gas interests			259,591		259,591

Total operating expenses	19,346	105,874	417,765	-	542,985

Loss from operations	(19,346)	(105,874)	(417,765)	-	(542,985)

Other Income and expense
Interest expense			-		-
Interest income			-		-

Total other income	-	-	-	-	-

Net Loss	(19,346)	(105,874)	(417,765)	-	(542,985)

Pro forma earnings per share
basic and diluted loss per share					(0.01)
basic and diluted weighted average common
shares outstanding					95,250,000

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RIO BRAVO OIL, INC., PAN AMERICAN OIL COMPANY, LLC AND THE PROPERTIES ACQUIRED FROM RIO BRAVO OIL, LLC ON FEBRUARY 13, 2012

NOTES TO PRO FORMA CONDENSED COMBINED

BALANCE SHEET AND STATEMENTS OF OPERATIONS

(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) has been derived from the historical consolidated statements of operations of Rio Bravo Oil, Inc., Pan American Oil Company, LLC and the Properties Acquired from Rio Bravo Oil, LLC on February 13, 2012 after giving effect to the Acquisition transaction, and after applying the assumptions, reclassifications and adjustments described in these notes to the pro forma statement of operations. The pro forma condensed combined (the “pro forma balance sheet”) balance sheet as of December 31, 2011 is presented as if the Acquisition had occurred on December 31, 2011. The pro forma statements of operations for the year ended September 30, 2011 and for the three months ended December 31, 2011 are presented as if the Acquisition had occurred on October 1, 2010 and 2011, respectively, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet and statements of operations to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma statement of operations does not reflect nonrecurring costs resulting from the Acquisition. The pro forma statements of operations does not include the impact of any revenue, costs or other operating synergies that may result from the Acquisition. The pro forma adjustments presented in the pro forma statement of operations are described in Note 3— Pro Forma Adjustments .

The pro forma balance sheet and statements of operations has been prepared using the acquisition method of accounting in accordance with the accounting guidance on business combinations with Rio Bravo Oil, Inc. identified as the acquirer. In business combinations, purchase price allocation is often subject to revisions as additional information becomes available and further analyses are performed. The assets acquired and liabilities assumed in the acquisition were recorded at provisional amounts based on the preliminary purchase price allocation. The Company is in the process of obtaining additional information to identify and measure all assets acquired and liabilities assumed in the acquisition within the measurement period, which could be up to one year from the date of acquisition. Such provisional amounts will be retrospectively adjusted to reflect any new information about facts and circumstances that existed at the acquisition date that, if known, would have affected the measurement of these amounts. Additionally, key input assumptions and their sensitivity to the valuation of assets acquired and liabilities assumed are currently being reviewed by management.

2. PRELIMINARY PURCHASE PRICE ALLOCATION

The preliminary purchase price allocation of the fair value of assets acquired and liabilities assumed has resulted in an increase in the costs allocated to proved oil and gas property cots. The preliminary allocation of the purchase price is given in the table below (in thousands):

Acquisition of Pan American Oil Company, LLC by Rio Bravo Oil, Inc.
Cash	$5
Prepaid expenses	161
Advances receivable	503
Furniture, fixtures and equipment	296
Proved oil and gas property costs	6,488
Assets acquired	7,453

Related party advances	87
Bridge notes	1,855
Asset retirement obligation	10
Liabilities assumed	1,952

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3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet as of December 31, 2011 are as follows: Pan American, LLC and the Properties Acquired from Rio Bravo Oil, LLC on February 13, 2012

A	The net assets acquired from Rio Bravo Oil, LLC are transferred at their historical costs due to the common control that existed between Pan American Oil Company, LLC and Rio Bravo Oil, LLC. The excess of the consideration transferred over the net assets acquired is shown as a dividend to a member of Pan American Oil Company, LLC.
B	To eliminate intercompany receivables (applied toward the purchase price) and payables, including interest
C	To eliminate liabilities not acquired
D	To record the portion of the purchase price remaining to be paid as of December 31, 2011
E	To eliminate the deficit in the net investment of the properties acquired

The adjustments included in the pro forma balance sheet as of December 31, 2011 are as follows: Pan American, LLC and Rio Bravo Oil, Inc.

F	The purchase price allocated to the fair value of the assets acquired and liabilities assumed. The purchase price consists of 5,500,000 shares of Series A Preferred Stock, which the Company estimates has a fair value of $5,500,000 plus the assumption of liabilities of approximately $1,952,000 (certain liabilities included in the SEA were the result of transactions after December 31, 2011 and are not included herein). The Company has assumed that the book value of the current assets of Pan American, consisting of cash, prepaid expenses and drilling credits approximates fair value, as does the furniture, fixtures and equipment. The Company has also estimated that the fair value of the advances to a party related to Pan American approximate fair value as of December 31, 2011. The remainder of the purchase price was applied to the fair value of the oil and gas property interests acquired.
G	To record the contribution by the members of Pan American to settle all of the liabilities of Pan American not acquired by Rio Bravo Oil, Inc.
H	To record the liability for costs of acquiring the businesses
I	T record the elimination of the deficit accumulated in the exploration stage of Pan American.

The adjustments included in the pro forma statement of operations are as follows: Pan American, LLC and Rio Bravo Oil, LLC for the three months ended December 31, 2011

I	To eliminate intra company interest expense and income.

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